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Exhibit 11.1

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
Net Income (Loss) Per Common Share:  Diluted
                                                                                                            Quarter Ended
                                                                                                               9/30/02
                                                                                                          ------------------
Income available to common stockholders:  Third quarter of 2002                                                      91,320
  Add:  Interest for quarter 3 of 2002 on $243,000 note payable                                                       6,352
                                                                                                          ------------------
                                                                                                      $              97,672

Weighted average shares at 9/30/02                                                                               17,660,111
Convertible Preferred stock (1 to 20 ratio.  2,085,461 shares outstanding at 9/30/02)                            41,709,220
NP convertible to preferred stock, which is then convertible to common stock):
$243,000 convertible to 243,000 shares of preferred stock:  convertible to common stock
at a ratio of 1 to 20 ratio.                                                                                      4,860,000
Options cancelled during third quarter 2002                                                                         120,000
Plus:  Incremental shares from assumed coversions:  Options/Warrants                                                248,571
                                                                                                          ------------------
Adjusted weighted-average shares for third quarter of 2002.                                                      64,597,902

                                                                                                          ------------------
Net Income (Loss) Per Common Share                                                                    $                0.00
                                                                                                          ------------------

Total Options outstanding at 9/30/02:  Vested and Non-Vested                                                      7,153,500
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Options with exercise price (less than) $0.07                                                                       370,000
                                                                                                          ------------------
Anti-Dilutive Options                                                                                             6,783,500

Total Warrants outstanding at 9/30/02:  Vested and non-vested                                                     3,303,553
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Warrants with exercise price (less than) $0.07                                                                      500,000
                                                                                                          ------------------
Anti-Dilutive Warrants                                                                                            2,803,553

Treasury Stock Method:  Options
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Options outstanding at 9/30/02, with exercise price (less than) average price for 2002 quarter 3                    370,000
Exercise price of options                                                                             $                0.05
                                                                                                          ------------------
Proceeds received by company                                                                          $              18,500

Treasury stock method assumes:
Company repurchases stock at average price for quarter                                                $                0.07
                                                                                                          ------------------
Shares repurchased by Company                                                                                       264,285

Treasury Stock Method:  Warrants
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Warrants outstanding at 9/30/02, with exercise price (less than) average price for 2002 quarter 3                   500,000
Exercise price of warrants                                                                                             0.05
                                                                                                          ------------------
Proceeds received by company                                                                          $              25,000

Treasury stock method assumes:

Company repurcahses stock @ avg price for quarter                                                     $                0.07
                                                                                                          ------------------
Shares repurchased by Company                                                                                       357,142

Incremental Shares:  Options                                                                                        105,714
Incremental Shares:  Warrants                                                                                       142,857
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Total                                                                                                               248,571
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